UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2005
 -----------------------------------------------
Date of Report (Date of earliest event reported)

PONY EXPRESS U.S.A., INC.
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(Exact name of registrant as specified in its charter)

Nevada
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(State or other jurisdiction
of incorporation or organization)

000-25559
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(Commission File Number)

86-0860379
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(I.R.S. Employer Identification Number)


4100 North Powerline Road, SuiteS4/S5
Pompano Beach, FL 33073
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(Address of principal executive offices)

Registrant's telephone number, including area code. 954-971-4661

5295 Town Center Road - 3rd Floor
Boca Raton, FL 33486
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(Former Address of principal executive offices)


Item 1.03 Receivership.

As a result of our declining revenues and our subsequent inability to meet the payments required under the note we gave in connection with the acquisition of our parcel delivery business, the holder of that note filed an action to foreclose against the collateral for the note, which is substantially all of our assets. The action is case number 05-0781-CA 30 in the 11th Judicial Circuit in and for Miami-Dade County, Florida. Pursuant to the action, a Receiver was appointed by the Circuit Court on April 8, 2005. The Receiver is Mr. Ronald Fenster.

The Receiver has instructed that the existing unprofitable operations of Pony Express U.S.A., Inc., cease, and will commence to liquidate the assets of the Company. We will comply with this instruction.

Item 8.01 Other Events.

We have relocated our offices to 4100 North Powerline Road, Suite S4/S5, Pompano Beach, FL 33073. Due to the decline of our business, we could no longer afford to maintain our prior offices. Our new offices are being leased from a third party.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pony Express U.S.A., Inc.

By:	/s/ Richard Bee
	Richard Bee, President

April 26, 2005